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                                                           Preliminary Copies

                             HUNT MANUFACTURING CO.

                                   ----------
   LOGO

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          To be Held on April 13, 1994

                                   ----------

   To Our Shareholders:

       The Annual Meeting of Shareholders of Hunt Manufacturing Co. will be held at 10:00 o'clock a.m. on April 13, 1994, on the 8th floor, Mellon Bank Center, 1735 Market Street, Philadelphia, Pennsylvania, for the following purposes:

           1. To elect three directors to serve for a three-year term;

           2. To vote on a proposal to amend Article 5th of the Company's Restated Articles of Incorporation, as described in the enclosed proxy statement, to increase the total number of authorized Common Shares, par value $.10 per share, of the Company from 20,000,000 shares to 40,000,000 shares;

           3. To vote on a proposal to approve the Company's 1994
       Non-Employee Directors' Stock Option Plan;

           4. To vote on a proposal to ratify the appointment of independent auditors; and

           5. To transact such other business as may properly come before the meeting and any adjournments thereof.

       The Board of Directors has fixed the close of business on February 15, 1994, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournments thereof.

       All shareholders are cordially invited to attend the meeting in person. However, whether or not you plan to attend, please promptly sign, date and mail the enclosed proxy card in the enclosed return envelope which requires no postage if mailed in the United States. Returning your proxy card does not deprive you of your right to attend the meeting and vote your shares in person.

                                 By order of the Board of Directors,

                                 WILLIAM E. CHANDLER, Secretary

   March 4, 1994

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                             HUNT MANUFACTURING CO.
                             230 South Broad Street
                             Philadelphia, PA 19102

                                   ----------
                                PROXY STATEMENT
                                   ----------

       This proxy statement, which is being sent to shareholders on or about March 8, 1994, is furnished in connection with the solicitation of proxies by the Board of Directors of Hunt Manufacturing Co. (the "Company") for use at the forthcoming Annual Meeting of Shareholders (the "Meeting") to be held on April 13, 1994, and at any adjournments thereof.

       At the close of business on February 15, 1994, the record date for determination of shareholders entitled to notice of, and to vote at, the meeting, there were outstanding an aggregate of 16,123,240 of the Company's Common Shares. Pursuant to the Company's 1990 shareholders' Rights Agreement, rights to purchase securities of the Company under certain circumstances are deemed to be attached to outstanding Common Shares.

   Voting and Revocability of Proxies

       Each Common Share is entitled to one vote on all matters to come before the Meeting, except that shareholders have the right to cumulate their votes in the election of directors. This means that shareholders may multiply the number of votes to which they are entitled by the number of directors to be elected, and the whole number of such votes may be cast for one nominee or distributed among any two or more nominees. If you wish to cumulate your votes in this manner, you must clearly indicate on your proxy card your desire to cumulate and how many votes you wish to cast for each nominee.

       In the election of directors, assuming a quorum is present, the three nominees receiving the highest number of votes cast at the Meeting will be elected. The affirmative vote of a majority of the votes cast at the meeting is required for approval of Proposals 2, 3 and 4 , assuming a quorum is present with respect to such matter, and further assuming, with respect to Proposal 3, that the total vote cast represents a majority of the outstanding Common Shares entitled to vote at the Meeting. Abstentions (except with respect to Proposal 3) or the specific direction not to cast any vote on a specific matter, such as broker non-votes, will not constitute the casting of a vote on such matter.

       Your proxy may be revoked at any time prior to its exercise by giving written notice to the Secretary of the Company, by presenting a duly executed proxy bearing a later date or by voting in person at the Meeting, but your mere attendance at the Meeting will not revoke your proxy. Your proxy, when properly executed, will be voted in accordance with the specific instructions indicated on your proxy card. Unless contrary instructions are given, your proxy will be voted FOR the election of the three nominees for director, as provided under "Election of Directors" below (in equal amounts or cumulatively, as the persons voting the proxies

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   may determine); FOR approval of the amendment to the Restated Articles of
   Incorporation increasing the number of authorized Common Shares; FOR approval of the 1994 Non-Employee Directors' Stock Option Plan; FOR ratification of the appointment of Coopers & Lybrand as the Company's independent auditors for the 1994 fiscal year; and, to the extent permitted by the rules of the Securities and Exchange Commission, in accordance with the judgment of the persons voting the proxies upon such other matters as may come before the Meeting and any adjournments.

                            1. ELECTION OF DIRECTORS

       The Restated Articles of Incorporation and By-laws of the Company provide that the number of directors shall be eleven, to be divided into three classes as nearly equal in number as possible. The class which comes up for election at the 1994 Annual Meeting consists of three directors. The Board of Directors has nominated, and recommends the election of, the following three persons to serve as directors of the Company until the 1997 Annual Meeting or until their successors are elected and have qualified:

      Jack Farber   Gordon A. MacInnes, Jr.   Ronald J. Naples

       All the nominees are presently serving as directors of the Company, having previously been elected by the shareholders of the Company. Although the Board of Directors has no reason to believe any of the nominees will be unable to serve, if such should occur, proxies will be voted (unless marked to the contrary) for such person or persons, if any, as shall be recommended by the Board of Directors. However, proxies will not be voted for the election of more than three directors.

       The following table sets forth, as of February 1, 1994, certain information with respect to each nominee for election as a director and each director whose term of office will continue after the Meeting:

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

                                                                                          Present
                                Name, Age and                                  Director     Term
                                Occupation(1)                                   Since      Expires
  ------------------------------------------------------------------------------------------------
   Vincent G. Bell, Jr., 68                                                      1986       1996
    President of Verus Corporation, a financial management company.
    Director of Safeguard Scientifics, Inc. and of BHC Securities, Inc.
   Jack Farber, 60                                                               1970       1994
    Chairman of the Board and President of CSS Industries, Inc., a
     diversified holding company. Trustee of Pennsylvania Real Estate
     Investment Trust.
   Robert B. Fritsch, 62                                                         1987       1996
    President and Chief Operating Officer of the Company.
   William F. Hamilton, Ph.D., 54                                                1986       1995
    Landau Professor of Management and Technology, The Wharton School of
    the University of Pennsylvania. Director of Centocor Inc. and of
    Marlton Technologies, Inc.
   Mary R. (Nina) Henderson, 43                                                  1991       1995
    President of CPC Specialty Products, Inc., a subsidiary of CPC
     International, Inc., a manufacturer and marketer of specialty foods and non-food products.
   Gordon A. MacInnes, Jr., 52(2)                                                1970       1994
    New Jersey State Senator (since 1994) and writer under contract with
     20th Century Fund, an operating charitable foundation. Previously consultant in fund raising and public policy (1985-1990).
   Wilson D. McElhinny, 64.................................................      1993       1995
    Chairman of the Board of Irex Corporation, a specialty contract and insulation company (since 1992). Previously Chairman, President and
     Chief Executive Officer (1988-1990), and Chairman of Executive
     Committee (1983-1992), of Hamilton Bank, and Vice Chairman of
     CoreStates Financial Corp. (1986-1990). ..............................
   Ronald J. Naples, 48                                                          1982       1994
    Chairman of the Board and Chief Executive Officer of the Company.
     Director of Quaker Chemical Co. and of Advanta Corp.
   Robert H. Rock, D.B.A., 43                                                    1989       1996
    Chairman of IDD Holdings, Inc. and President of MLR Enterprises, Inc.,
     publishing companies which produce business publications and information. Director of R.P. Scherer Corporation and of Opinion
     Research Corp.
   Roderic H. Ross, 63                                                           1978       1995
    Chairman of the Board, President and Chief Executive Officer of
     Keystone State Life Insurance Co.  Director of PNC Financial Corp.
   Victoria B. Vallely, 43(2)                                                    1976       1996
    Director of the Company.

   ----------
    (1) Except as otherwise noted, the named individuals have had the occupations indicated (other than directorships) for at least five years.
    (2) Mr. MacInnes is married to Ms. Vallely's sister. Both Mrs. MacInnes and Ms. Vallely are daughters of the late George E. Bartol III, a former Chairman of the Board, Chief Executive Officer and principal shareholder of the Company.
                                       3
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   Information Concerning Meetings and Certain Committees

       The Board of Directors held six formal meetings during fiscal 1993. The Company has standing Audit, Compensation, and Nominating Committees of its Board of Directors. The Audit Committee members are Messrs. Farber and Hamilton and Ms. Henderson. This Committee makes recommendations to the Board of Directors concerning the engagement, retention and discharge of independent auditors, reviews with the Company's independent auditors the plans and results of the auditing engagement, the Company's financial statements and the adequacy of the Company's system of internal accounting controls, and directs any investigations into matters within the scope of the foregoing duties. During fiscal 1993, the Audit Committee met twice. The Compensation Committee is composed of Messrs. Bell, MacInnes, Rock and Ross. This Committee establishes the salaries of executive officers and makes recommendations to the Board of Directors regarding the adoption, extension, amendment and termination of compensation plans in which officers or directors may participate. It also exercises administrative powers pursuant to certain of those plans. The Compensation Committee held five formal meetings during fiscal 1993. The members of the Nominating Committee are Messrs. Farber, MacInnes and Naples. The purpose of this Committee, which held one formal meeting during fiscal 1993, is to identify and recommend to the Board qualified individuals to serve as directors of the Company. The Nominating Committee has not determined whether it will consider nominees recommended by shareholders.

       During fiscal 1993, all directors attended in person or by conference telephone at least 75% of the total number of meetings of the Board of Directors and committees of the Board on which they served.

   Compensation of Directors

       The Company pays annual directors' fees of $10,000, plus $750 for each Board meeting and $750 ($1,000 for Committee Chairmen) for each committee meeting attended, to each of its non-officer directors. (The fees until September 1993 were $8,000 plus $500 for each Board meeting and $350 for each committee meeting). The Company also reimburses directors for certain expenses incurred in attending Board and committee meetings. From time to time, the Company also compensates non-officer directors for special services but did not do so in fiscal 1993.

       The non-officer directors also have received a grant of stock options under the 1994 Non-Employee Directors' Stock Option Plan, subject to shareholder approval of that Plan. See Proposal 3 below.

               2. AMENDMENT TO RESTATED ARTICLES OF INCORPORATION

       On January 26, 1994, the Company's Board of Directors unanimously adopted, subject to shareholder approval, an amendment to Article 5th of the Company's Restated Articles of Incorporation, increasing the total number of shares of authorized capital stock of the Company from the current 21,000,000 shares, comprised of 20,000,000 Common Shares, par value $.10 per share, and 1,000,000 Preferred Shares, par value $.10 per share, to 41,000,000 shares, consisting of 40,000,000 Common Shares and 1,000,000 Preferred Shares. The shareholders will be asked to approve this amendment at the Meeting.

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       As of February 15, 1994, out of the 20,000,000 Common Shares currently authorized, 16,123,240 shares were outstanding and only 3,876,760 shares were available for issuance by the Company. Of this latter number, 2,445,058 shares were reserved for issuance under options or grants outstanding or authorized under the Company's employee stock option and long-term incentive compensation plans, and an additional 90,000 shares were reserved for issuance under the 1994 Non-Employee Directors' Stock Option Plan described in Proposal 3 below, subject to shareholder approval of that Plan. The Board of Directors believes that the additional 20,000,000 Common Shares proposed to be authorized will provide flexibility for steps the Company might wish to take in the future relating to possible employee stock benefit plans, financings, acquisitions, stock splits and other appropriate corporate transactions.
   If the issuance of Common Shares is deemed advisable in connection with such matters, the existence of authority to issue the additional shares may avoid the necessity for, and the expense and delay of, a special shareholders, meeting to increase the Company's authorized Common Shares.

       Although the Board of Directors is not proposing the authorization of the additional Common Shares as an "anti-takeover" device, it is possible that such additional shares could be used to discourage or impede a tender offer or other attempt to gain control of the Company.

       In August 1990, as many other public companies have done, the Company adopted a shareholders' Rights Agreement (the "Rights Plan") in order to provide the Board of Directors with flexibility in protecting the interests of the Company's shareholders and other constituencies in the event of an actual or potential unsolicited hostile, coercive or unfair takeover of the Company. Pursuant to the Rights Plan, the Company then declared a dividend of one right (a "Right") for each outstanding Common Share. The Rights initially are deemed to be attached to the outstanding Common Shares and detach and become exercisable only if (with certain exceptions and limitations) a person or group obtains or attempts to obtain beneficial ownership of 15% or more of the outstanding Common Shares (an "Acquiring Person") or is determined to be an "Adverse
   Person" by the Board of Directors of the Company, and if the Company's right to redeem the Rights (as referred to below) has expired. Each Right, if and when it becomes exercisable, initially entitles holders of Common Shares (other than Acquiring Persons and Adverse Persons) to purchase one one-thousandth of a share of Junior Participating Preferred Shares (Series A, of which 50,000 shares currently are authorized for issuance) for $60, subject to adjustment. However, in certain potential or actual takeover situations, each Right converts, subject to adjustment, into the right to purchase, for $60, $120 worth of Common Shares (assuming there are sufficient authorized Common Shares for such purpose) or other securities or property of the Company or an acquiring company. The Rights are redeemable by the Company at $.01 per Right in certain circumstances and expire, unless earlier exercised or redeemed, on December 31, 2000. Because of the flexible powers vested by the Rights Plan in the Board of Directors, the Plan should not interfere with a proposed merger or similar business transaction which has been approved by a majority of the disinterested directors.

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       The Company's Restated Articles of Incorporation and By-laws also currently contain certain provisions which may be viewed as having potential anti-takeover effects. The classification of the Company's Board of Directors into three classes serving staggered three-year terms reduces the effect of shareholders' cumulative voting rights and makes it more difficult for a shareholder or group of shareholders to gain control of the Board of Directors. The Company's Restated Articles of Incorporation also require the affirmative vote of at least 70% of all of the securities of the Company entitled to vote in order: (i) to effect certain mergers, sales of assets, or other dispositions or stock issuances involving the Company and a "Related Person" (defined generally as a person or entity which directly or indirectly beneficially owns 5% or more of the voting securities of the Company), unless such transaction is approved by a majority of the "Continuing Directors" of the Company (which term includes all directors duly elected prior to the time the other party to the transaction became a "Related Person", as well as all the Company's present directors who have served since April 1982); (ii) generally to change the number of authorized directors from eleven (unless approved by two-thirds of the directors then in office) or to remove a director; or
   (iii) to amend the provisions of the Company's Restated Articles of Incorporation and By-laws relating to items (i) and (ii) above.

       Further, the 1,000,000 presently authorized but unissued Preferred Shares (which includes the 50,000 shares of Series A Junior Participating Preferred Stock reserved for issuance under the Rights Plan described above) may be issued in one or more series and with such designations, preferences and relative rights, including voting and conversion rights, as the Board of Directors may fix by resolution. In the event of a threatened takeover of the Company, it could be possible for the Board to authorize the issuance of one or more additional series of Preferred Shares, either alone or in conjunction with issuances of the additional 20,000,000 Common Shares proposed to be authorized, which could make it difficult for such takeover to succeed. Since holders of Common Shares are not entitled to preemptive rights, issuances by the Company of Preferred Shares or additional Common Shares, other than to existing shareholders, could have the effect of reducing the voting power of, and would dilute the percentage ownership in the Company of, existing shareholders.

       If the 20,000,000 additional Common Shares are authorized, no further action or authorization by the Company's shareholders will be necessary prior to the issuance of such Common Shares, except as might be required for a particular transaction by applicable law or by agreements with or policies of the New York Stock Exchange and any other stock exchanges on which the Company's securities then may be listed. The Board of Directors has no present plans with respect to the issuance of any of the additional Common Shares proposed to be authorized.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT.
                                                ---

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             3. APPROVAL OF THE 1994 NON-EMPLOYEE DIRECTORS' STOCK
                                  OPTION PLAN

       The shareholders also will be asked to approve the 1994 Non-Employee Directors' Stock Option Plan (the "Directors' Plan") which the Company's Board of Directors unanimously adopted on January 26, 1994, subject to shareholder approval.

       The purpose of the Directors' Plan is to assist the Company in attracting and retaining capable outside directors, and to motivate them to promote the best interests of the Company and its shareholders.

       The text of the Directors' Plan is attached as an Appendix to this proxy statement. The following description of the Directors' Plan is intended merely as a summary of its principal features and is qualified in its entirety by reference to the provisions of the Plan itself.

       The Directors' Plan authorizes up to an aggregate of 90,000 Common Shares for the granting of nonqualified stock options. Shares subject to options which remain unexercised upon expiration or termination of such options will once again become available for the granting of options under the Plan.

       The Directors' Plan is administered by the Compensation Committee of the Board (the "Committee"). However, in order that the Plan and various other Company stock plans may be eligible for exemption under Rule 16b-3 under the Securities Exchange Act of 1934 ("Rule 16b-3"), the
   Compensation Committee is not given discretion under the Plan with respect to the selection of directors to receive options, the number of shares subject to the Plan, the amount, timing or exercise price of options granted under the Plan or with respect to any other matter which would cause the Plan to fail to comply with Rule 16b-3.

       The Plan provides for automatic, one-time grants of nonqualified stock options to purchase 5,000 Common Shares to each Non-Employee Director on January 26, 1994, the effective date of the Plan. Non-Employee Directors are those directors who are not, and during the past twelve months have not been, employees of the Company or any related corporation. A person who was not a Non-Employee Director on the effective date but who later becomes a Non-Employee Director will be granted a similar 5,000 share option on the date such person becomes a Non-Employee Director. The exercise price of options granted under the Plan must be equal to the higher of the fair market value of the Common Shares on the date of grant or the par value of such shares.

       On January 26, 1994, there were nine persons who were Non-Employee Directors (Messrs. Bell, Farber, Hamilton, MacInnes, McElhinny, Rock and Ross, Ms. Henderson and Ms. Vallely), each of whom was granted on that date, subject to shareholder approval of the Plan, a 5,000 share option at an exercise price of $16.875 per share. No other options have been granted under the Plan. The closing price of the Common Shares on the New York Stock Exchange on February 15, 1994 was $18.125, resulting in an aggregate value of the 45,000 Common Shares underlying the outstanding options under the Directors' Plan of $815,625 on that date.

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       Options under the Plan extend for a term of ten years (subject to earlier termination in certain circumstances) and become exercisable at the rate of 20% per year over five years commencing one year after the date of grant, subject to acceleration in limited circumstances. The exercise price must be paid in cash or its equivalent. Options generally remain exercisable for a period of one year following the time an optionee ceases to be a director for any reason or until the earlier expiration of the options' stated term. During such period, options continue to vest, except if an optionee ceases to be a director because of his or her death, in which case the option immediately accelerates and becomes exercisable in full. Options are not transferable other than by will or pursuant to the laws of descent and distribution.

       The Directors' Plan provides that proportionate adjustments will be made in the number of Common Shares issuable under the Plan, and in the exercise price and number of Common Shares subject to options granted thereunder, in the event of a stock split, stock dividend, combination or similar change in capitalization. In the event of a merger or other specified corporate transaction, if options are not assumed by the surviving corporation, the options will accelerate and become exercisable in full, but any unexercised options will terminate upon the consummation of such corporate transaction.

       Subject to certain limitations, the Board of Directors may discontinue or amend the Plan as it deems necessary, but no discontinuance or amendment may adversely affect the rights of an optionee with respect to an outstanding option without his or her consent. Shareholder approval, however, will be required for any amendment which would materially: (i) increase the benefits accruing to Non-Employee Directors under the Plan;
   (ii) increase the number of Common Shares which may be issued to Non-Employee Directors under the Plan; or (iii) modify the requirements as to eligibility to participate in the Plan. Unless earlier terminated by the Board of Directors, the Plan will automatically terminate in January 2004, although options granted prior to the termination may be exercised after termination in accordance with their terms.

       In general, for federal income tax purposes, the grant of a nonqualified stock option does not result in income to the optionee or in a deduction to the Company. The exercise of a nonqualified stock option results in ordinary income to the optionee and a deduction to the Company, measured by the difference between the option price and the fair market value of the Common Shares received at the time of exercise.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE
   DIRECTORS' PLAN.                             ---

                   4. RATIFICATION OF APPOINTMENT OF AUDITORS

       The firm of Coopers & Lybrand served as the Company's independent public accountants for fiscal 1993 and has been selected by the Board of Directors to serve in the same capacity for fiscal 1994. The shareholders will be asked to ratify this appointment at the Meeting.

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       A representative of Coopers & Lybrand is expected to be present at the
   Meeting and will be available to respond to appropriate questions. The representative will also have the opportunity to make a statement if he or she desires to do so.

                                5. OTHER MATTERS

       The Board of Directors knows of no matters to be presented for action at the Annual Meeting, other than those set forth in the attached Notice and customary procedural matters. However, if any other matters should properly come before the Meeting or any adjournments thereof, the proxies solicited hereby will be voted on such matters, to the extent permitted by the rules of the Securities and Exchange Commission, in accordance with the judgment of the persons voting such proxies.

                             ADDITIONAL INFORMATION

       Common Share Ownership by Certain Beneficial Owners and Management

       The following table sets forth, as of February 1, 1994, certain information concerning the beneficial ownership of Common Shares by: (i) each person who is known by the Company to be the beneficial owner of more than 5% of such shares, (ii) each director and nominee for director of the Company, (iii) each of the executive officers of the Company named in the Summary Compensation Table appearing later in this proxy statement, and
   (iv) all directors and executive officers of the Company as a group. Such information is based upon information provided to the Company by such persons.

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
                                                                  Common Shares            Percent
                  Name of Beneficial Owner                    Beneficially Owned(1)      of Class(1)
   ----------------------------------------------------------------------------------------------------
   Blair Bartol MacInnes.................................           2,319,677(2)          14.4(2)
   Gordon A. MacInnes, Jr., director.....................           2,770,461(2)(3)       17.2(2)(3)
    c/o Hunt Manufacturing Co.
     230 S. Broad Street
     Philadelphia, PA 19102
   Lewis H. Van Dusen, Jr................................           2,253,061(4)          14.0
    1100 Philadelphia Nat'l. Bank Bldg.
     1345 Chestnut Street
     Philadelphia, PA 19107
   Ariel Capital Management, Inc.........................           2,064,160(5)          12.8
    307 North Michigan Avenue
     Chicago, IL 60601
   Vincent G. Bell, Jr., director........................               5,750                *
   Jack Farber, director.................................              23,960                *
   Robert B. Fritsch, director and executive officer.....             188,528(6)           1.2
   William F. Hamilton, director.........................               1,500(7)           *
   Mary R. (Nina) Henderson, director....................                 400                *
   Wilson D. McElhinny, director.........................               1,750                *
   Ronald J. Naples, director and executive officer......             449,148(8)           2.8
   Robert H. Rock, director..............................                 300                *
   Roderic H. Ross, director.............................               6,475                *
   Victoria B. Vallely, director.........................             136,520(9)           *
   William E. Chandler, executive officer................               -                    -
   Spencer W. O'Meara, executive officer.................              64,661(10)          *
   W. Ernest Precious, executive officer.................              54,099(11)          *
   All directors and executive officers as a group (18
     persons)............................................           3,795,500(12)         22.9

   ----------
   *Less than 1%

   (1) Except as otherwise indicated, the beneficial ownership of Common Shares reflected in this proxy statement is based upon sole voting and dispositive power with respect to such shares. Further, for the purposes of computing beneficial ownership and the percent of class of an individual, Common Shares which the individual has the right, upon exercise of options and in certain other circumstances, to acquire within 60 days, are deemed to be outstanding and beneficially owned by the individual.

   (2) Includes 2,160,482 shares as to which Blair Bartol MacInnes and Gordon
         A. MacInnes, Jr., her husband, share voting and dispositive power as the co-trustees of a 1988 trust (comprised of two subtrusts) established by the late George E. Bartol III (a former Chairman of the Board, Chief Executive Officer and principal shareholder of the Company, and the father of Mrs. MacInnes) for the benefit of his family. Does not include, in the case of Mrs. MacInnes, 219,300 shares owned by The Stockton Rush Bartol Foundation (a charitable foundation formed and funded by Mr. Bartol) of which Mrs. MacInnes is a director,

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         or shares beneficially owned by Mr. MacInnes (other than shares in the 1988 trust referred to above), the beneficial ownership of which shares is disclaimed by Mrs. MacInnes.

   (3) Also includes 532,293 shares as to which Mr. MacInnes has shared voting and dispositive power as co-trustee (with Katherine B. Lunt, another daughter of the late George E. Bartol III) of an irrevocable trust established by Mr. Bartol for the benefit of his grandchildren, and 72,594 shares held by Mr. MacInnes as custodian for his children. Does not include shares beneficially owned by Mrs. MacInnes (other than shares in the 1988 trust referred to in note 2 above), the beneficial ownership of which shares is disclaimed by Mr. MacInnes.

   (4) Includes an aggregate of 2,069,766 shares held by Mr. Van Dusen as sole trustee under four irrevocable trusts established by the late George E. Bartol III for the benefit of Mr. Bartol's four adult daughters.

   (5) According to information supplied by Ariel: the reported shareholdings include 249,700 as to which it has shared voting power, Ariel is a registered investment adviser; and all shares held by it are owned by its investment advisory clients, none of whom, to the knowledge of Ariel, owns more than 5% of the Company's Common Shares.

   (6) Includes 85,851 shares which Mr. Fritsch has the right to acquire by exercise of stock options, but does not include 31,787 shares owned by his wife, the beneficial ownership of which shares is disclaimed by Mr. Fritsch.

   (7) Represents shares held jointly with his wife.

   (8) Includes 202,746 shares which Mr. Naples has the right to acquire by exercise of stock options and 7,900 shares held by the RSN Foundation (a charitable foundation) of which Mr. Naples and his wife are the trustees. Does not include 1,591 shares owned by his wife, the beneficial ownership of which shares is disclaimed by Mr. Naples.

   (9) Includes 5,707 shares owned jointly with her husband. Does not include 219,300 shares owned by The Stockton Rush Bartol Foundation (a charitable foundation formed and funded by the late George E. Bartol III) of which Ms. Vallely is a director, or an aggregate of 50,054 shares beneficially owned by her husband directly or as trustee or custodian for their children, the beneficial ownership of which shares is disclaimed by Ms. Vallely.

   (10) Includes 54,597 shares which Mr. O'Meara has the right to acquire by exercise of stock options.

   (11) Includes 52,455 shares which Mr. Precious has the right to acquire by exercise of stock options.

   (12) Includes an aggregate of 479,341 shares which certain executive officers have the right to acquire by exercise of stock options.
          Excludes: (i) shares the beneficial ownership of which is disclaimed in the notes above, and (ii) an aggregate of 39,183 shares owned by the spouses of certain executive officers, the beneficial ownership of which shares is disclaimed by such officers.
                                   ----------

                             Executive Compensation

   Compensation Committee Report on Executive Compensation

       The Company's Compensation Committee (the "Committee") is composed of four outside directors, none of whom has ever been an employee of the Company or any of its subsidiaries. The Committee makes recommendations to the full Board of Directors regarding the adoption, extension, amendment, and termination of the Company's compensation plans and also administers certain of these plans. The Committee also reviews in conjunction with the Company's Chairman/Chief Executive Officer (the "CEO") the performance of other executive officers and establishes the salaries of the CEO and other executive officers. The Committee has provided the following report on executive compensation:

       The Committee continues to be guided by the following executive compensation philosophy of the Company:

           1. Align the interests of shareholders and management through a compensation program that provides a substantial proportion of executive officers' total compensation in the form of Company shares and options.

           2. Make a significant portion of total compensation for executive officers contingent upon the attainment of demanding performance goals that support growth in the Company's share value over time.

           3. Balance the objectives of short-term earnings increases and investment in the long-term financial health of the Company with an incentive compensation program that rewards improved profit performance with annual cash bonuses and stimulates a long-term perspective with cash and stock awards that are earned over a number of years.

           4. Enable the Company to attract and retain superior management by providing a very competitive total compensation package.

       Executive compensation consists primarily of three components: base salary, incentive compensation, and stock options/stock grants.

   Base Salary

       The Company's policy is to set base salaries for each executive officer position, including that of the CEO, at a level up to the seventy-fifth percentile when compared to compensation survey data avaliable for equivalent positions with other industrial, bonus-paying employers. The Company uses compensation studies, surveys and outside consultants to monitor the Company's competitive executive compensation position, and to recommend salary ranges and compensation changes to the Committee. These studies may include but are not limited to the peer group of companies used for the Shareholder Return Performance Graph on page 22 of this proxy statement. The base salaries of Executive Officers other than the CEO are set by the Compensation Committee with input from the CEO.

       The performance of the executive officers other than the CEO are reviewed annually by their superiors, and the results of such reviews are reported to the Committee by the CEO. The performance of the CEO is reviewed by the Board of Directors. The Committee adjusts executive officer salaries with input from the CEO based on the quality of their individual performance and the relationship of their salary to their established salary range. Merit increases in the form of a one-time payment (as distinct from the annual bonuses) are granted under certain circumstances.

       Adjustments to the base salary of the CEO are governed by the same factors as other executive officers but also specifically take into account the Company's current financial performance as measured by earnings, balance sheet strength, and overall financial soundness. The Committee also considers the CEO's leadership in setting high standards for financial performance, motivating his management colleagues, and representing the Company and its values to internal and external constituencies. These factors are largely subjective in nature and are not specifically weighted.

   Incentive Compensation

       The Company's incentive compensation program has annual and long-term (currently three-year) components. The Committee approves goals at the beginning of each year for both the annual and three-year periods. Annual bonuses are based on achievement of a specific operating profit (profit before taxes) threshold which is established with reference to the Company's prior year's results and management's budget for the current year. The maximum potential annual bonus award for executive officers is 30% to 35% of base salary, depending on the executive's position. For fiscal 1993, an annual bonus of up to 24% of base salary was paid to all executive officers resulting from an increase in profit before tax over prior year of 11.2%

       The purpose of the long-term component is to give incentives to executive officers to strive for sustained Company financial performance and to encourage balance in long-term and short-term decision making. Through grants by the Committee of performance units and performance shares under the Company's 1988 Long-Term Incentive Compensation Plan, executives are afforded the opportunity to earn cash and Company stock depending upon the extent to which return-on-capital-employed and earnings per share goals are met over a specified performance period, currently three years. (See note 2 to the Long-Term Incentive Plans-Awards table on page 17 of this proxy statement for information concerning the operation of this Plan). Depending on the executive's position, the full award which may be earned may reach 30% to 70% of base salary measured at the beginning of the performance period. The long-term compensation earned in any fiscal year is dependent upon performance for the full trailing three-year period. For the three-year performance period ending at the end of fiscal 1993, the long-term compensation earned was equal to 22% of the full cash amount, and 30% of the maximum amount of shares, which could have been earned. This was based on a three-year return-on-capital-employed of 18.1% and three-year cumulative earnings per share of $2.36.

   Stock Options/Stock Grants

       The Company's 1993 Stock Option and Stock Grant Plan provides for grants by the Compensation Committee of incentive and/or non-qualified stock options, as well as grants of stock, to executive officers and others, thus tying a portion of executive compensation directly to the performance of the Company stock. The exercise price of the stock options under the Plan (and predecessor option plans) may not be less than 100% of the fair market value of the Company's stock on the date of grant. Stock options become exercisable at least one year (usual practice has been two years) from the date of grant and usually expire ten years following the date of grant. Executive officers typically are granted stock options each year for a number of shares, the market value of which shares on the date of grant is in a range of 80% to 120% of the executive officer's base salary. Stock options at the general level of 100% of executive officers' base salaries were awarded in fiscal 1993. Stock options for multi-year periods may be granted from time to time by the Committee, as was the case with respect to options which have been granted in fiscal 1994. The Plan also provides for stock grants which require the payment of no purchase price and vest in not less than one year nor more than five years. No stock grants were awarded under the Plan in fiscal 1993.

       As previously indicated, executive officer compensation is designed to make a substantial portion of total compensation contingent on attainment of demanding performance goals. This is particularly true for the CEO, whose variable incentive compensation comprises a significantly higher percentage of potential total compensation than for any other executive and is most heavily weighted toward sustained long-term Company performance.

       The following graphs illustrate this point. They show that during the fiscal 1991 period when the Company's earnings and return-on-capital-employed fell below the prior year, the total compensation of the CEO fell. In fiscal 1992, the CEO's total compensation continued to decline, even though the Company's financial performance improved, due to the requirement that both annual and long-term performance goals be achieved in order for potential total compensation to be realized. The CEO's total compensation increased in fiscal 1993 reflecting, in large part, improvements in both the Company's annual and long-term performance in fiscal 1992 and 1993.

             RETURN ON CAPITAL EMPLOYED -- FISCAL YEARS 1990-1993
               25- |-----------------------------------------|
                   |                                         |
                   |                                         |
               20- |                               20.2%     |
                   |                      18.9%      |       |
                   |    17.9%               |        |       |
               15- |      |       15.2%     |        |       |
                   |      |        |        |        |       |
                   |      |        |        |        |       |
               10- |------|--------|--------|--------|-------|
                        1990     1991     1992     1993
                                      YEAR

                  EARNINGS PER SHARE -- FISCAL YEARS 1990-1993
             1.00- |-----------------------------------------|
                   |                               $0.93     |
              .90- |                                 |       |
                   |                      $0.83      |       |
              .80- |                        |        |       |
                   |   $0.75                |        |       |
              .70- |      |                 |        |       |
                   |      |                 |        |       |
              .60- |      |      $0.60      |        |       |
                   |      |        |        |        |       |
              .50- |------|--------|--------|--------|-------|
                        1990     1991     1992     1993
                                      YEAR

               CEO TOTAL COMPENSATION -- FISCAL YEARS 1990-1993 550,000- |-----------------------------------------|
                   |                             $509,088    |
          500,000- |                                 |       |
                   |  $457,871                       |       |
          450,000- |     |                           |       |
                   |     |     $429,908              |       |
          400,000- |     |         |                 |       |
                   |     |         |     $377,707    |       |
          350,000- |-----|---------|--------|--------|-------|
                        1990     1991     1992     1993
                                      YEAR

   February 9, 1994              Compensation Committee:
                                     Vincent G. Bell, Jr., Chairman
                                     Gordon A. Macinnes, Jr.
                                     Robert H. Rock
                                     Roderic H. Ross

   Summary Compensation Table

       The following table sets forth certain information concerning the annual and long-term compensation paid or accrued to or for: (i) the Company's Chief Executive Officer and (ii) the Company's four most highly compensated other executive officers whose total annual salary and bonus exceeded $100,000 (collectively, the "Named Officers"), for services rendered to the Company and its subsidiaries during fiscal years 1993, 1992 and 1991:

                                                                                   Long-Term Compensation
                              -------------------------------------------------------------------------------------------------
                                               Annual Compensation                   Awards             Payouts
                              -------------------------------------------------------------------------------------------------
                                                                  Other       Restricted               Long-Term   All Other
          Name and                                                Annual      Stock      Securities    Incentive   Compen-
          Principal                                   Bonus       Compen-     Award(s)   Underlying     Plans      sation
          Position                Year      Salary     (1)        sation        (2)        Options        (3)        (4)
   ----------------------------------------------------------------------------------------------------------------------------
   Ronald J. Naples               1993    $357,900    $86,520       -            -         27,000       $64,668     $2,249
    Chairman and Chief            1992    $343,217    $34,490       -            -         27,000          -        $3,051
    Executive Officer             1991    $329,900    $66,960       -            -         20,000       $33,048     $3,712
   Robert B. Fritsch              1993    $221,083    $52,325       -            -         16,800       $25,967     $2,249
    President and Chief           1992    $212,177    $21,650       -            -         16,800          -        $3,134
    Operating Officer             1991    $205,537    $41,818       -            -         12,500       $13,532     $5,401
   William E. Chandler            1993    $188,801    $44,390    $256,675(6)     -         13,000       $13,103     $2,794
    Senior Vice President,        1992    $ 39,965    $ 3,997       -            -           -             -          -
    Finance and                   1991       -           -          -            -           -             -          -
    Secretary (5)
   Spencer W. O'Meara             1993    $165,930    $39,537       -            -         11,000       $11,087     $2,249
    Vice President and            1992    $154,032    $19,793       -            -         10,000          -        $3,226
    General Manager               1991    $144,375    $29,000       -            -          7,000       $ 5,561     $3,078
   W. Ernest Precious             1993    $147,400    $33,902       -            -         11,000       $10,404     $2,249
    Vice President and            1992    $137,667    $13,900    $ 31,935(6)     -         10,000          -        $3,349
    General Manager               1991    $135,000    $27,000    $ 33,083(6)     -          7,000       $ 5,505     $3,201

   ----------
   (1) Includes annual bonuses awarded under the Company's Incentive Compensation Program for the respective fiscal years. Also includes a salary merit increase in the form of a one-time payment which was granted to Mr. O'Meara ($4,350) in fiscal 1992.
   (2) There were no outstanding unvested stock grants at the end of fiscal 1993, 1992 or 1991. In 1987 a grant of 22,500 Common Shares was made to Mr. Fritsch which vested in four annual installments of 5,625 shares each year. The fair market value of the 5,625 shares which vestedin Mr. Fritsch during fiscal 1991 was $77,695.
   (3) Includes cash and Common Shares, valued using the share price on the date of vesting, paid in respect of Performance Units and Performance Shares awarded under the Company's 1988 Long-Term Compensation Plan for the three-year performance periods 1991-1993 and 1989-1991. No payments were made in respect of the performance period 1990-1992, since the performance threshold was not met.

   (4) Includes contributions made by the Company under its Savings Plan and premiums paid by the Company for group term life insurance coverage. Does not include contributions made by the Company with respect to the Pension Plan and Supplemental Executive Benefit Plan (see the Pension Table on page 19 of this proxy statement).

   (5) Mr. Chandler was hired in September, 1992 to succeed Rudolph M. Peins, Jr., the previous Senior Vice President of the Company, who retired in February 1993. The annual salary amount with respect to fiscal 1992 represents the portion of Mr. Chandler's initial salary of $185,000 earned from his hire date. Mr. Chandler's 1992 bonus was paid on a prorata basis.

   (6) Includes reimbursements for $149,003 of relocation expenses and $104,009 of related taxes for Mr. Chandler in 1993, and reimbursements for $30,653 of relocation expenses and $30,060 of related taxes for Mr. Precious in 1991 and 1992, respectively. Also includes various other perquisites or personal benefits.

   Long-Term Incentive Plans - Awards in Fiscal 1993

       The table below sets forth certain information concerning Performance Unit Awards and Performance Share Awards (collectively "Incentive Awards") granted to the Named Officers pursuant to the Company's 1988 Long-Term Incentive Compensation Plan (the "Long-Term Plan") during fiscal 1993:

                                                                            Estimated Future Payouts
                                                                                under Non-Stock
                                                                               Price-Based Plans
                                                        Performance      -------------------------------
                                  Number of             Period Until
                              Shares or Other          Maturities or      Threshold    Target    Maximum
   Name(1)                      Rights(#)(2)              Payout             (#)       (#)(3)      (#)
   -----------------------------------------------------------------------------------------------------
   Ronald J. Naples       40,690 Performance Units     fiscal 1993-95        4,069    22,380     40,690
                           7,288 Performance Shares    fiscal 1993-95          729     4,009      7,288
   Robert B. Fritsch      16,420 Performance Units     fiscal 1993-95        1,642     9,031     16,420
                           2,941 Performance Shares    fiscal 1993-95          294     1,618      2,941
   William E. Chandler    12,472 Performance Units     fiscal 1993-95        1,247     6,860     12,472
                           2,234 Performance Shares    fiscal 1993-95          223     1,229      2,234
   Spencer W. O'Meara      7,808 Performance Units     fiscal 1993-95          781     4,295      7,808
                           1,399 Performance Shares    fiscal 1993-95          140       770      1,399
   W. Ernest Precious      7,028 Performance Units     fiscal 1993-95          703     3,866      7,028
                           1,259 Performance Shares    fiscal 1993-95          126       693      1,259

   ----------
   (1) See the Summary Compensation Table for titles of the individual Named Officers.
   (2) The Incentive Award grants set forth above represent the maximum potential amounts of Performance Units and Performance Shares which may be earned by the recipients. The performance levels established for determining the number (as opposed to the value) of Performance

       Units and Performance Shares, if any, which are actually earned by the recipients under the particular grants are based upon the Company's return on capital employed (i.e. earnings before interest and taxes, divided by the average of total assets less total current liabilities) ("ROCE") for this performance period. The maximum amount of the indicated Performance Units and Performance Shares will be deemed earned if the average ROCE for the fiscal 1993-95 performance period equals or exceeds established levels, with lesser amounts of such awards being earned for various levels of ROCE, down to a minimum level. No portion of the indicated Performance Unit or Performance Share Awards will be deemed earned if the ROCE is below the minimum level. The value of each of the Performance Units (i.e. the amount of cash which participants will be entitled to receive for each Performance Unit earned) will be equal to the cumulative net earnings per Common Share for the performance period. The value of Common Shares earned pursuant to Performance Share Awards will depend upon the market value of the earned shares at the time.
   (3) The Long-Term Plan does not recognize the concept of a "target" award, since awards will be prorated if the ROCE achieved during the performance period is between the threshold and maximum levels. The amounts set forth in this column assume the attainment of ROCE midway between the threshold and maximum levels.

   Stock Option Grants, Exercises and Holdings

       The following table sets forth certain information concerning stock options granted to and exercised by the Named Officers during fiscal 1993 and unexercised stock options held by them at the end of fiscal 1993:

                          Option Grants in Fiscal 1993

                                  Individual Grants
   -------------------------------------------------------------------------------------
                               Number of         Percentage of
                                Shares           Total Options      Exercise
                               Underlying          Granted to       or Base                    Grant
                                Options           Employees in      Price     Expiration       Date
   Name (1)                    Granted (2)         Fiscal 1993      ($/Sh)        Date         Value(3)
   ---------------------------------------------------------------------------------------------------
   Ronald J. Naples               27,000               18%          $ 13.06      1/8/03       $116,910
   Robert B. Fritsch              16,800               11%          $ 13.06      1/8/03       $ 72,744
   William E. Chandler            13,000                9%          $ 13.06      1/8/03       $ 56,290
   Spencer W. O'Meara             11,000                8%          $ 13.06      1/8/03       $ 47,630
   W. Ernest Precious             11,000                8%          $ 13.06      1/8/03       $ 47,630

   ----------
   (1) See the Summary Compensation Table for titles of the individual Named Officers.
   (2) All of the options were granted under the 1983 Stock Option and Stock Grant Plan (the "1983 Plan") on January 8, 1993 at fair market value and become exercisable two years from the date of grant, subject to possible acceleration in certain events. The 1983 Plan since has expired and has been replaced by the 1993 Stock Option and Stock Grant Plan.
   (3) Based on the modified Black-Scholes extended binomial option valuation model adapted for use in valuing executive stock options. The estimated value under this model assumes: (i) an expected option term of six years, which represents the assumed average period from grant date of option to their exercise date, (ii) an interest rate that represents the interest rate on a U.S. Treasury bond with a maturity date corresponding to that of the adjusted option term, (iii) volatility calculated using monthly stock prices for the ten years prior to the grant date, and (iv) dividends at a rate of 1.91% based on the average dividends paid over the ten-year period prior to the grant date. The actual value, if any, an executive may realize will depend on the excess of the stock price over the existing price on the date the option is exercised, so that there is no assurance the value realized will be at or near the value estimated by the model.

                   Aggregate Option Exercises in Fiscal 1993
                       and Fiscal Year-End Option Values

                                                            Number of Shares               Value of Unexercised
                                                         Underlying Unexercised          In-the-Money Options at
                                                         Options at FY-End (#)                  FY-End ($)
                             Shares        Value              (shares)                           (4)
                           Acquired on    Realized    -----------------------------------------------------------------
   Name (1)                Exercise (2)     (3)          Exercisable    Unexercisable     Exercisable     Unexercisable
  ---------------------------------------------------------------------------------------------------------------------
   Ronald J. Naples            18,540     $130,336        175,746           54,000         $754,142          $72,630
   Robert B. Fritsch            1,600     $ 12,408         71,951           33,600         $227,380          $45,192
   William E. Chandler           -           -             -                13,000           -               $34,970
   Spencer W. O'Meara            -           -             44,597           21,000         $118,974          $29,590
   W. Ernest Precious           5,812     $ 45,799         42,455           21,000         $128,413          $29,590

   ----------
   (1) See the Summary Compensation Table for titles of the individual Named Officers.
   (2) All options reflected in this table were granted under the Company's 1978 Stock Option Plan or its 1983 Plan.
   (3) The value is calculated by subtracting the exercise price from the fair market value of the shares underlying the options as of the exercise date.
   (4) The values are calculated by subtracting the exercise price from the fair market value of the securities underlying the options at November 28, 1993.

   Pension Plans

       The following table sets forth the estimated annual retirement benefits payable under the Company's Pension Plan and Supplemental Executive Benefit Plan (the "Supplemental Plan") to participants in both Plans, assuming they retired at age 65 in fiscal 1994 with the indicated levels of compensation and years of benefit service:

                                                 Years of Service
   -----------------------------------------------------------------------------------------------------
   Remun-
   eration             10          15          20          25         30         35       40 or  More
   -----------------------------------------------------------------------------------------------------
   $100,000       $  20,000    $ 30,000    $ 40,000    $ 50,000    $ 55,000    $ 60,000    $  60,000
    150,000       $  30,000    $ 45,000    $ 60,000    $ 75,000    $ 82,500    $ 90,000    $  90,000
    200,000       $  40,000    $ 60,000    $ 80,000    $100,000    $110,000    $120,000    $ 120,000
    250,000       $  50,000    $ 75,000    $100,000    $125,000    $137,500    $150,000    $ 150,000
    300,000       $  60,000    $ 90,000    $120,000    $150,000    $165,000    $180,000    $ 180,000
    350,000       $  70,000    $105,000    $140,000    $175,000    $192,500    $210,000    $ 210,000
    400,000       $  80,000    $120,000    $160,000    $200,000    $220,000    $240,000    $ 240,000
    450,000       $  90,000    $135,000    $180,000    $225,000    $247,500    $270,000    $ 270,000
    500,000       $ 100,000    $150,000    $200,000    $250,000    $275,000    $300,000    $ 300,000
    550,000       $ 110,000    $165,000    $220,000    $275,000    $302,500    $330,000    $ 330,000
    600,000       $ 120,000    $180,000    $240,000    $300,000    $330,000    $360,000    $ 360,000

   ----------
   (1) For the 1993 Plan year, amounts of benefits in the above table exceeding $118,800 could not be paid under the Pension Plan but would be paid pursuant to the Supplemental Plan.

       As used in the above table, the term, "Remuneration" means covered compensation (as defined below) averaged over a participant's highest five consecutive calendar years out of the last ten calendar years of employment. Covered compensation essentially means wages or salary, bonus, salary reductions elected under the Company's Savings Plan, and any cash awards under the Company's Long-Term Incentive Compensation Plan, except that, for the purposes of determining Remuneration under the Pension Plan, but not the Supplemental Plan, only covered compensation not in excess of limitations imposed by the Internal Revenue Code ($150,000 for the 1993 Plan year) may be taken into account. The covered compensation of the Named Officers for fiscal 1993 was approximately as follows: Mr. Naples - $509,088; Mr. Fritsch - $299,375; Mr. Chandler - $246,294; Mr. O'Meara -
   $216,554; and Mr. Precious - $191,706.

       The approximate present years of benefit service for the Named Officers are as follows: Mr. Naples - 17 years; Mr. Fritsch - 25 years; Mr. Chandler - 1 year; Mr. O'Meara - 14 years; and Mr. Precious - 16 years. For purposes of calculating benefits, a participant may not be credited with more than 40 years of service under the Pension Plan or 35 years of service under the Supplemental Plan.

       Retirement benefits shown in the above table have been computed on a single-life annuity basis and are not subject to any deduction for Social Security or other offset amount.

       The Pension Plan generally covers employees (including executive officers but excluding certain non-resident aliens) who are not covered by a collective bargaining agreement. The Supplemental Plan, which was adopted during fiscal 1992, provides supplemental benefits only to executive officers and other vice presidents.

   Employment-Severance Agreements

       The Company has employment-severance (change in control) agreements with all executive officers, as well as with other officers and certain key employees. Under the agreements with executive officers, in the event of a change in control (as defined) of the Company, the agreements would become effective and would provide for the executive officers' continued employment by the Company, generally for a period of two years following the change in control and generally at not less than their recent compensation and benefit levels. If within such two-year period an executive officer's employment is terminated by the Company without cause or if such executive officer resigns in certain specified circumstances, then the executive officer generally is entitled to the payment of a severance allowance equal to approximately twice (2.99 times in the case of the Chairman and Chief Executive Officer) his or her recent annual cash compensation level (including cash amounts earned under incentive compensation plans) and to the continuation of life and health insurance plans and certain other benefits for up to two years (three years in the case of the Chairman and Chief Executive Officer) following such termination of employment.

       The Company also has an additional severance agreement with William E. Chandler, Senior Vice President, Finance and Chief Financial Officer of the Company. Under the terms of this agreement the Company is obligated to pay Mr. Chandler severance equivalent to up to two years' base compensation if he is terminated within varying periods up to five years from his date of hire (September 1992) as a result of top management turnover or for any other reason other than his death, disability, voluntary resignation or discharge for cause. In the event of a termination of Mr. Chandler's employment, which is covered under the terms of the employment-severance agreement described in the preceding paragraph, the terms of that employment-severance agreement would supersede the severance arrangement described in this paragraph.

                      Shareholder Return Performance Graph

       The following graph compares for fiscal years 1989 through 1993 the yearly change in the cumulative total return to holders of Common Shares of the Company with the cumulative total return of the Standard & Poor's Composite - 500 Index (the "S&P 500") and of an index of peer group companies selected by the Company (the "Peer Group").

       The Company elected to use the Peer Group Index rather than a published industry or line of business index because the Company is not aware of any such published index which it believes is as appropriate for comparative cumulative total return purposes. The Peer Group consists of 20 publicly-held companies of various sizes.(1) Although none of these Peer Group companies is directly comparable with the Company in terms of all businesses engaged in, there are similarities in respect of certain products offered, specific lines of business and/or channels of distribution. For the purposes of the Peer

220 -|-----------------------------------------------------------------------|
     |                                                                       |
200- |                                                               $198 =  |
     |                                                                       |
180- |                                                    $180 =             |
     |                                                                       |
160- |                                                                       |
     |                                      $152 =                           |
140- |          $131 =                                                       |
     |          $124 *         $126 =                                $126 *  |
120- |          $123 +                                                       |
     |                                                                       |
100- X                         $94 *        $100 *        $106 *             |
     |                                                                 $96 + |
 80- |                                       $88 +         $84 +             |
     |                         $67 +                                         |
 60- |                                                                       |
     |                                                                       |
 40- |-------------|-------------|-------------|-------------|------------|--|

    1988         1989          1990          1991          1992          1993

    +  Hunt Manufacturing Co.      = S&P 500 Index    * Peer Group Index
  ----------
   (1) The Peer Group consists of Acme United Corporation; American Business Products Inc.; Aspen Imaging International Inc.; Avery Dennison Corporation; Bush Industries Inc.; A.T. Cross Company; Dixon Ticonderoga Company; Duplex Products Inc.; Ennis Business Forms Inc.; General Binding Corporation; Herman Miller Inc.; HON Industries; Moore Corporation Limited; Nashua Corporation; Paris Business Forms Inc.; S L Industries Inc.; Shelby Williams Industries Inc.; Tab Products Co.; Virco Mfg. Corporation; and Zero Corporation.

   Group Index, the Peer Group companies have been weighted based upon their relative market capitalizations. In calculating the value of a given index, the returns of the individual Peer Group companies are weighted according to their market capitalization as of the beginning of each period for which a return is indicated. In future years, the Company may utilize another published index, rather than the Peer Group Index, if an appropriate published index can be found.

       The above graph assumes that the value of the investment in Hunt Manufacturing Co., the S&P Composite-500 Index companies and the Peer Group Index companies was $100 on November 30, 1988, and that all dividends were reinvested. The performance as reported above provides no assurances that this performance will continue in the future.

                 Certain Relationships and Related Transactions

       Under the terms of separate agreements between the Company and Mr. Naples and Mr. Fritsch, the Company agreed to lend to Mr. Naples and Mr. Fritsch each year, if they so request, an amount up to the total incremental taxes incurred by them for such year as a result of the receipt of Common Shares upon vesting of stock grants under the 1983 Plan. Such loans may be for terms of up to ten years, are secured by Common Shares or other collateral satisfactory to the Board of Directors, and bear interest, payable annually, based upon the minimum applicable interest rate established under the Internal Revenue Code. The terms of certain of these loans were extended (but not beyond ten years from the date of their origination) and the interest rates reset during fiscal 1993. From the beginning of the Company's 1993 fiscal year through February 1, 1994, the largest aggregate amount of loans to Mr. Naples and Mr. Fritsch under these agreements were $582,644 and $42,157, respectively, which were the amounts outstanding as of the latter date. These loans bore interest at rates ranging from 3.61% to 4.64% during fiscal 1993.

      Compliance with Section 16(a) of the Securities Exchange Act of 1934

       Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, as well as persons beneficially owning more than 10% of the Company's Common Shares and certain other holders of such shares (collectively, "Covered Persons") to file with the Securities and Exchange Commission and the New York Stock Exchange, within specified time periods, initial reports of ownership, and subsequent reports of changes in ownership, of Common Shares and other equity securities of the Company.
       Based solely upon the Company's review of copies of such reports furnished to it and upon representations of Covered Persons that no other reports were required, to the Company's knowledge all of the Section 16(a) filing requirements applicable to Covered Persons were complied with on a timely basis in fiscal 1993.

                     Solicitation of Proxies
       The cost of soliciting the proxies will be paid by the Company. Directors, officers and employees of the Company may solicit proxies in person, or by mail, telephone or telegraph, but no such person will be specially compensated for such services. The Company will request banks, brokers and other nominees to forward proxy materials to beneficial owners of stock held of record by them and will reimburse them for their reasonable out-of-pocket expenses in so doing.

                             Shareholder Proposals
       In order to be eligible for inclusion in the Company's proxy materials for the 1995 Annual Meeting, shareholders' proposals to take action at such meeting must comply with applicable Securities and Exchange Commission rules and regulations, must be directed to the Secretary of the Company at its offices set forth on page 1 of this proxy statement, and must be received by the Company not later than November 19, 1994.

                                 Miscellaneous
       A copy of the Company's 1993 Annual Report to Shareholders is also enclosed but is not to be regarded as proxy solicitation material.
       The Company, upon request, will furnish to record and beneficial holders of its Common Shares, free of charge, a copy of its Annual Report on Form 10-K (including financial statements and schedules but without exhibits) for fiscal 1993. Copies of exhibits to the Form 10-K also will be furnished upon request and the payment of a reasonable fee. All requests should be directed to the Secretary of the Company at the offices of the Company set forth on page 1 of this proxy statement.

                             By order of the Board of Directors,

                                 WILLIAM E. CHANDLER, Secretary

   March 4, 1994

                                    APPENDIX

                             HUNT MANUFACTURING CO.

                          1994 NON-EMPLOYEE DIRECTORS'
                               STOCK OPTION PLAN

       1. Purpose

       This 1994 Non-Employee Directors' Non-Qualified Stock Option Plan (the "Plan") is intended to provide a means whereby Hunt Manufacturing Co.
   (the "Company") through the grant to Non-Employee Directors (as defined in Section 3 herein) of non-qualified stock options ("Options") to purchase common shares of the Company, may attract and retain capable independent directors and motivate them to promote the best interests of the Company and Related Corporations.

       For purposes of the Plan, a Related Corporation of the Company shall mean either a corporate subsidiary of the Company, as defined in section 424(f) of the Internal Revenue Code of 1986, as amended ("Code"), or the corporate parent of the Company, as defined in section 424(e) of the Code.

       2. Administration

       The Plan shall be administered by the Company's Compensation Committee (the "Committee"), which shall consist of not less than two directors of the Company who shall be appointed by, and shall serve at the pleasure of, the Company's Board of Directors (the "Board"). Each member of such Committee, while serving as such, shall be deemed to be acting in his or her capacity as a director of the Company.

       The Committee shall have full authority, subject to the terms of the Plan, to interpret the Plan, but shall have no discretion with respect to the selection of Non-Employee Directors to receive Options, the number of shares subject to the Plan, setting the purchase price for shares subject to an Option at other than fair market value, the method or methods for determining the amount of Options to be granted to each Non-Employee Director, the timing of grants hereunder or with respect to any other matter which would cause this Plan to fail to comply with Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"). Subject to the foregoing, the Committee may correct any defect, supply any omission and reconcile any inconsistency in this Plan and in any Option granted hereunder in the manner and to the extent it shall deem desirable. The Committee also shall have the authority to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, and to amend, modify or rescind any such rules and regulations, and to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its shareholders and all Non-Employee Directors (including former Non-Employee Directors), and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

       No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

       3. Eligibility

       The persons who shall be eligible to receive Options under the Plan shall be Non-Employee Directors, which term shall mean those directors of the Company who:

           (i) are not employees of the Company or any Related Corporation;
       and

           (ii) have not been employees of the Company or any Related Corporation during the immediately preceding 12-month period.

       4. Stock Subject to the Plan

       Options may be granted under the Plan to purchase up to a maximum of 90,000 Common Shares, par value $.10 per share ("Common Shares" or "Shares"), subject to adjustment as provided in Section 7 herein. Shares issuable under the Plan may be authorized but unissued Shares or reacquired Shares, and the Company may purchase Shares required for this purpose, from time to time, if it deems such purchase to be advisable.

       If any Option granted under the Plan expires or otherwise terminates, in whole or in part, for any reason whatever (including, without limitation, a Non-Employee Director's surrender thereof) without having been exercised, the Shares subject to the unexercised portion of such Option shall continue to be available for the granting of Options under the Plan as fully as if such Shares had never been subject to an Option.

       5. Granting of Options

       Subject to Section 9 herein, an Option to purchase 5,000 Shares (as adjusted pursuant to Section 7 herein) automatically shall be granted:

           (i) On January 26, 1994 to each director who is a Non-Employee Director on such date; and

           (ii) Upon the date a person who was not a Non-Employee Director on January 26, 1994 subsequently becomes a Non-Employee Director, whether by reason of his or her subsequent election by shareholders, appointment by the Board to be a director or, if applicable, the expiration of the 12-month period specified in Section 3(ii) herein with respect to a present or future director who had previously been an employee of the Company or any Related Corporation; provided, however, that if a Non-Employee Director who previously received a grant of Options ceases to be a Non-Employee Director but subsequently again becomes a Non-Employee Director, such person shall not be eligible to receive a second grant of Options under this Section 5.

       6. Terms and Conditions of Options

       Options granted pursuant to the Plan shall be non-qualified Options not intended to qualify under section 422 of the Code and shall be subject to the following terms and conditions:

       (a) Price. The exercise price shall be the greater of 100% of the fair market value of the optioned Shares, or the par value thereof, on the date the Option is granted. As used in the Plan, fair market value shall mean:
   (i) if the principal market for the Shares is a registered securities exchange, the mean between the highest and lowest quoted selling prices of such Shares on such exchange on the date of grant, or, if there are no such reported sales on that date but there are sales on dates within a reasonable period both before and after the date of grant, the weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant, or (ii) if clause (i) above is inapplicable, such other method of determining fair market value as shall be authorized by the Code, or the rules or regulations thereunder, and adopted by the Committee.

       Where the fair market value of the optioned Shares is determined under clause (i) above, the average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant shall be weighted inversely by the respective numbers of trading days between the selling dates and the date of grant (i.e., the valuation date), in accordance with Treas. Reg. Section 20.2031-2(b)(1).

       (b) Term. Subject to earlier termination as provided in Subsection (d) below and in Section 7 herein, the stated term of each Option shall be ten years from the date of grant.

       (c) Exercise. Options shall be exercisable in five equal annual installments commencing one year after the date of grant. Except as otherwise provided in Subsections (d) and (e) below and Section 7 herein, Options shall only be exercisable by a Non-Employee Director while he or she remains a director of the Company. Any Option Shares, the right to the purchase which has accrued, may be purchased at any time up to the expiration or termination of the Option. Exercisable Options may be exercised, in whole or in part, from time to time by giving written notice of exercise to the Company at its principal office, specifying the number of Shares to be purchased and accompanied by payment in full of the aggregate price for such Shares. Only full Shares shall be issued under the Plan, and any fractional Share which might otherwise be issuable upon exercise of an Option granted hereunder shall be forfeited.

       The Option price shall be payable in cash or its equivalent.

       (d) Effect of Ceasing to be a Director. If a Non-Employee Director ceases to be a director of the Company for any reason, his or her then outstanding Option shall continue to mature in accordance with its terms (except that if such cessation is due to death, such then outstanding Option immediately shall accelerate and become exercisable in full), and shall remain outstanding and exercisable, but only for a period of one year following such cessation as a director or until the earlier expiration of the stated term of such Option or its earlier termination pursuant to Section 7 herein.

       (e) Non-Transferability. No Option shall be assignable or transferable by a Non-Employee Director otherwise than by will or by the laws of descent and distribution, and during the lifetime of a Non-Employee Director, his or her Option shall be exercisable only by him or her or by his or her guardian or legal representative. If a Non-Employee Director is married at the time of exercise and if the Non-Employee Director so requests at the time of exercise, the certificate or certificates for the Option Shares shall be registered in the name of the Non-Employee Director and the Non-Employee Director's spouse, jointly, with right of survivorship.

       (f) Rights as a Shareholder. A holder of an Option shall have no rights as a shareholder with respect to any Shares covered by such Option until the issuance of a stock certificate for such Shares to such holder.

       (g) Listing and Registration of Shares. Each Option shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the Shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the purchase of Shares thereunder, or that action by the Company or by the Non-Employee Director should be taken in order to obtain an exemption from any such requirement, no such Option may be exercised, in whole or in part, unless and until such listing, registration, qualification, consent, approval, or action shall have been effected, obtained, or taken under conditions acceptable to the Committee. Without limiting the generality of the foregoing, each Non-Employee Director or his or her legal representative or beneficiary may also be required to give satisfactory assurance that Shares purchased upon exercise of an Option are being purchased for investment and not with a view to distribution, and certificates representing such Shares may be legended accordingly.

       (h) Option Agreements. Options granted under the Plan shall be evidenced by a written document or documents (an "Option Agreement") in such form as the Committee shall, from time to time, approve, which Option Agreement shall contain such provisions, not inconsistent with the provisions of the Plan as the Committee shall deem advisable. Each Non-Employee Director shall enter into, and be bound by, an Option Agreement.

       7. Capital Adjustments, Acceleration and Cancellation of Options

       The number of Shares which may be issued under the Plan, as stated in
   Section 4 herein, and the number of Shares issuable upon exercise of outstanding Options under the Plan (as well as the Option price per Share under such outstanding Options), shall, subject to the provisions of section 424(a) of the Code, be adjusted proportionately to reflect any stock dividend, stock split, share combination, or similar change in the capitalization of the Company.

       In the event of a corporate transaction (as that term is described in section 424(a) of the Code and the Treasury Regulations issued thereunder, such as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), and, provision is not made for the continuance and assumption of Options under the Plan, or the substitution for such Options of new Options to acquire securities or other property to be delivered in connection with the transaction, all unexercised Options shall accelerate and become fully exercisable, but all unexercised Options shall terminate on the day immediately prior to the consummation of such corporate transaction. The Committee shall give the holders of outstanding Options not less than ten days prior written notice of any such acceleration and termination pursuant to this Section 7, and such outstanding Options thereafter may be exercised in whole or in part up to and including the date of such termination or until their earlier stated expiration date or their earlier termination pursuant to Section 6(d) herein.

       8. Amendment or Discontinuance of the Plan

       The Board from time to time may suspend or discontinue the Plan or amend it in any respect whatsoever; provided, however, that an amendment to the Plan shall require shareholder approval (given in compliance with Rule 16b-3 under the Exchange Act) if such amendment would materially:

           (i) increase the benefits accruing to Non-Employee Directors under the Plan;

           (ii) increase the number of Shares which may be issued to Non-Employee Directors under the Plan other than as provided in Section 7 herein; or

           (iii) modify the requirements as to eligibility to participate in the Plan.

       Notwithstanding the foregoing, no such suspension, discontinuance or amendment shall materially impair the rights of any holder of an outstanding Option without the consent of such holder. Further, the provisions of the Plan establishing the directors eligible to receive Options under the Plan, the timing of the grants of such Options, the purchase price for Shares subject to Options, the number of Shares covered by each Option, the method or methods for determining the amount of Options to be granted to each Non-Employee Director, and any other provision of the Plan which, if amended more than once every six months, would cause the Plan to fail to comply with Rule 16b-3 under the Exchange Act, shall not be amended more than once every six months.

       9. Effective Date and Duration

       The Plan shall become effective on January 26, 1994, the date on which it was adopted by the Board; provided, however, that if the Plan is not approved by the shareholders of the Company in the manner required by Rule 16b-3 under the Exchange Act within one year after said date, the Plan and all Options granted hereunder shall be null and void.

       Unless earlier terminated as provided in the Plan, the Plan shall terminate absolutely at 12:00 midnight on January 25, 2004, and no Options hereunder shall be granted thereafter. Nothing contained in this Section 9, however, shall terminate or affect the continued existence of rights created under Options issued hereunder and then outstanding which by their terms extend beyond such date.

       10. Miscellaneous

       (a) Governing Law. The operation of, and the rights of Non-Employee Directors under, the Plan, the Option Agreements and any Options granted hereunder shall be governed by applicable Federal law, and otherwise by the laws of the Commonwealth of Pennsylvania.

       (b) Rights. Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any individual any right to be granted an Option, or any other right hereunder, unless and until the Committee shall have granted such individual an Option, and then his or her rights shall be only such as are provided by the Option Agreement.

       (c) Application of Funds. The proceeds received by the Company from the sale of Shares pursuant to Options granted under the Plan shall be used for general corporate purposes.

       (d) No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon a Non-Employee Director to exercise such Option.

   HUNT MANUFACTURING CO. - Proxy Solicited on Behalf of the Board of
                                   Directors
                Annual Meeting of Shareholders - April 13, 1994
 -----------------------------------------------------------------------------
         The undersigned hereby appoint(s) Ronald J. Naples, Robert B.
   Fritsch and William E. Chandler, or any of them, with full power of substitution, proxies to vote, as designated below, all the Common Shares of Hunt Manufacturing Co. held of record by the undersigned on February
   15, 1994, at the Annual Meeting of Shareholders to be held on April 13, 1994, and at any adjournments thereof.
           (1) Election of directors:
         / / AUTHORITY GRANTED      / / AUTHORITY WITHHELD
          to vote for all nominees
         (except as marked to the contrary below)
            Jack Farber, Gordon A. MacInnes, Jr. and Ronald J. Napes
         If you wish to withhold authority to vote for one or more but less than all of the nominees named above, or to cumulate your votes for any such nominee(s), so indicate on the line provided below.

- ------------------------------------------------------------------------------
           (2) Adoption of the Amendment to the Company's Restated Articles
   of Incorporation:
                      / / FOR   / / AGAINST   / / ABSTAIN
           (3) Approval of 1994 Non-Employee Directors' Stock Option Plan:
                      / / FOR   / / AGAINST   / / ABSTAIN
           (4) Ratification of the appointment of Coopers & Lybrand as the independent auditors of the Company for fiscal 1994:
                      / / FOR   / / AGAINST   / / ABSTAIN
   and, to the extent permitted by the Rules of the Securities and Exchange Commission, upon such other matters as may properly come before the meeting and any adjournments thereof.
             (Continued, and to be dated and signed, on other side)

   (Continued from other side)
     This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no contrary direction is made, this proxy will be voted FOR the nominees listed in item 1 above (in equal amounts or cumulatively, as the proxies may determine) or, if any such nominee(s) should be unable to serve, for such other person(s) as may be recommended by the Board of Directors; FOR the proposals set forth in items 2, 3 and 4; and in accordance with the proxies' best judgment upon other matters properly coming before the meeting and any adjournments thereof.
     Please date and sign exactly as your name appears below. In case of joint holders, each should sign. If the signer is a corporation or partnership, sign in full the corporate or partnership name by an authorized officer or partner. When signing as attorney, executor, trustee, officer, partner etc. give full title.

                                        Dated ......................... , 1994

                                        ......................................
                                                           Signature

                                        ......................................
                                                           Signature

                                       PLEASE DATE, SIGN AND RETURN THIS PROXY
                                          PROMPTLY IN THE ENCLOSED ENVELOPE

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No. 1)

   Filed by the Registrant /X/
   Filed by a Party other than the Registrant / /
   Check the appropriate box:
   / / Preliminary Proxy Statement
   /X/ Definitive Proxy Statement
   / / Definitive Additional Materials
   / / Soliciting Material Pursuant to Exchange Act Rule 14a-11 or 14a-12


                             Hunt Manufacturing Co.
    - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                (Name of Registrant as Specified In Its Charter)


                                      Same
    - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                   Name of Person(s) Filing Proxy Statement)

   Payment of Filing Fee (Check the appropriate box):
   /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
       14a-6(i)(2).
   / / $500 per each part to the controversy pursuant to Exchange Act Rule
       14a-6(i)(3).
   / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
       0-11.
       1) Title of each class of securities to which transaction applies:

       -----------------------------------------------------------------------
       2) Aggregate number of securities to which the transaction applies;

      ------------------------------------------------------------------------
       3) Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      ------------------------------------------------------------------------
       4) Proposed maximum aggregate value of transaction:

       -----------------------------------------------------------------------
   / / Check box if any part of the fee is offset by Exchange Act Rule
       0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
       1) Amount Previously Paid:

       -----------------------------------------------------------------------
       2) Form, Schedule or Registration Statement No.:

       -----------------------------------------------------------------------
       3) Filing Party:

       -----------------------------------------------------------------------
       4) Date Filed:

       -----------------------------------------------------------------------